EXHIBIT 10.1 ELIZABETH ARDEN, INC. 2014 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN

Section 1.   Purpose.    The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not current employees of Elizabeth Arden, Inc. (the "Company") as members of the Board and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)	"Act" shall mean the Securities Exchange Act of 1934, as amended.

(b)

"Affiliate" shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with the Company, as determined by the Board and provided, however, that such entity also satisfies the definition of an "affiliate" as such term is defined for purposes of Section 409A of the Code. For purposes hereof, the term "control" shall mean the power to control, directly or indirectly, at least 50% of the combined voting power of the respective corporation or entity.

(c)

"Award" shall mean any Option, award of Restricted Stock, Restricted Stock Unit or Stock Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

(d)

"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e)

"Beneficiary" shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. If no such person is named by a Participant who is an individual, such individual's Beneficiary shall be the individual's estate.

(f)	"Board" shall mean the board of directors of the Company.

(g)	"Change in Control" shall mean the occurrence of any of the following events:

(i)

any "person" (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, directly or indirectly acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company's then outstanding securities (x) possessing 40% or more of the total voting power of the voting securities of the Company (excluding any "person" who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), or (y) that constitute more than 50% of the total fair market value of the voting securities of the Company;

(ii)

at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason (other than due to death or voluntary resignation) to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such twelve-month period was endorsed or recommended by at least a majority of the directors then still in office who were directors at the beginning of such twelve-month period; or

(iii)

the consummation of (A) a merger, consolidation or other business combination of the Company with any other corporation, other than a merger, consolidation or other business combination which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other business combination, or (B) any sale, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

(h)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i)	"Company" shall mean Elizabeth Arden, Inc.

(j)

"Director Fee" shall mean standard compensation paid to non-employee directors of the Company, including any annual retainer, Board/Committee meeting fee (whether for in person or telephonic attendance) and any additional committee fees (including the Lead Independent Director fee, Audit Committee Chairperson fee, Compensation Committee Chairperson fee, and Nominating and Corporate Governance Committee Chairperson fee).

(k)	"Dividend Equivalent" shall mean the right to receive amounts equivalent to cash, stock or other property dividends on Shares as further described in Section 10(g).

(l)	"Effective Date" shall have the meaning given such term in Section 14.

(m)	"Eligible Director" shall mean any member of the Board who is not also an employee of the Company or its Affiliates.

(n)

"Fair Market Value" shall mean (i) with respect to Shares, (x) the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or any established over-the-counter trading system on which the Shares trade or are quoted, or (y) in the absence of a stock exchange or established trading system for the Shares of the type described in (x) above, the per Share fair market value shall be determined by the Board in good faith and in accordance with applicable provisions of Section 409A of the Code, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

(o)	"Full Value Award" shall mean an Award other than an Option that is settled by the issuance of Shares.

(p)	"Option" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6.

(q)	"Participant" shall mean the recipient of an Award granted under the Plan.

(r)	"Plan" shall mean the Elizabeth Arden, Inc. 2014 Non-Employee Director Stock Award Plan, as the same may be amended from time to time.

(s)	"Restricted Stock" shall mean any Share granted under Section 7.

(t)

"Restricted Stock Unit" shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share subject to the terms and conditions set forth in the Plan and the applicable Award Agreement.

(u)	"Service" shall mean service on the Board.

(v)	"Shares" shall mean shares of the common stock of the Company.

(w)	"Stock Award" shall mean a grant by the Company of a specified number of Shares to a Participant, which Shares are issued free of vesting and forfeiture conditions.

(x)	"Subsidiary" shall mean any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.

Section 3. Eligibility. Any Eligible Director of the Company shall be eligible to be selected to receive an Award under the Plan.

Section 4. Administration.

(a)	The Plan shall be administered by the Board.

(b)

The Board may appoint a committee to administer the Plan and exercise its authority hereunder, each of whom shall satisfy the following requirements: (i) be an "independent director," within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock exchange on which the Shares trade or are quoted and (ii) be a "non-employee director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Act. In such a case, all references to the "Board" hereunder shall be deemed to be references to such committee. The Board may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. Unless and until otherwise provided in a resolution duly adopted by the Board after the Effective Date hereof, the Board has appointed the Compensation Committee of the Board to administer the Plan as provided herein.

(c)

Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) determine Eligible Directors; (ii) determine the type or types of Awards to be granted to each Eligible Director under the Plan; (iii) determine, if applicable, the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award, including whether vesting of the Award shall be accelerated upon death, disability or retirement of the Participant; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances, cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(d)	All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

Section 5. Shares Available for Awards and Award Limits.

(a)

Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan is 350,000 (Three Hundred and Fifty Thousand) Shares. In no event shall the Shares available for issuance under the Plan be reduced for Awards that are required to be settled in cash.

(b)

Notwithstanding anything contained herein to the contrary, and subject to adjustments made in accordance with Section 5(e) hereof, no individual Participant may be granted in any fiscal year Awards that are denominated or to be settled in Shares that relate to more than 25,000 Shares.

(c)

If any Shares covered by an Award that can be settled in Shares or to which such an Award relates, are forfeited, canceled, terminated, expire or lapse, or if such an Award is settled in cash or otherwise terminates without the delivery of Shares or of other consideration, then the number of Shares by which the number of Shares available for Awards hereunder was reduced upon the issuance of such Award, to the extent of any such cash settlement, forfeiture, cancellation, termination, expiration or lapse, shall again be, or shall become, available for issuance under the Plan.

(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(e)

If there shall be any change in the Shares or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends), in order to prevent dilution or enlargement of Participants' rights under the Plan, the Board shall adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the individual limits, the number and kind of Shares subject to outstanding Awards, the grant or exercise price applicable to outstanding Awards, and the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards, or if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, the number of Shares subject to any Award denominated in Shares shall always be a whole number. Notwithstanding the foregoing, any such adjustment shall be made in a manner consistent with the requirements of Section 409A of the Code in order for any Options to remain exempt from the requirements of Section 409A of the Code. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

(f)

If, in accordance with the terms of the Plan, a Participant pays the option exercise price for an Option by either tendering to the Company previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the option exercise price for an Option shall not be added to the aggregate number of Shares available for issuance under the Plan and shall no longer be available for grant or issuance under the Plan.

Section 6. Options. The Board is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions as the Board shall determine:

(a)

The purchase price per Share under an Option shall be determined by the Board; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)	The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant thereof.

(c)

No Option granted hereunder shall vest prior to the third anniversary of the date of grant, except as provided in Section 12 hereof or, if so provided in the applicable Award Agreement, upon death, disability or retirement of the Participant.

(d)

The Board shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price in which payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 7. Restricted Stock and Restricted Stock Units.

(a)	The Board is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b)

Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate; provided, however that no Award of Restricted Stock or Restricted Stock Units granted hereunder may vest earlier than the third anniversary of the date of grant, except as provided in Section 12 hereof or, if so provided in the applicable Award Agreement, upon death, disability or retirement of the Participant.

(c)

Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)

The Board may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, but may not accelerate the vesting date of any such Award of Restricted Stock or Restricted Stock Units to a date prior to the third anniversary of the date of grant except as provided in Section 12 hereof or, if so provided in the applicable Award Agreement, upon death, disability or retirement of the Participant.

(e)	Restricted Stock Units may be settled in cash or stock, as determined by the Board at the date of grant or thereafter.

(f)

At the election of the Board, any Director Fee may be paid in the form of Restricted Stock or Restricted Stock Units as determined by reference to the Fair Market Value of the Shares as of the date such Director Fee would have otherwise been payable or as of such other date determined by the Board, subject to the requirements of Section 409A of the Code in the case of Restricted Stock Units.

Section 8.   Stock Awards.   The Board is hereby authorized to grant Stock Awards to Participants with the following terms and conditions and with such additional terms and conditions as the Board shall determine:

(a)	Stock Awards shall conform to the requirements of the Plan.

(b)	At the time of grant of a Stock Award, the Board will determine the price, if any, to be paid by the Participant for each Share subject to the Award.

(c)	The number of Shares subject to a Stock Award shall be determined on such basis as the Board deems advisable, subject to the terms of the Plan.

(d)

Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, if any, upon the issuance of Shares under a Stock Award, the Participant shall have all rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto. Stock Awards shall be subject to such restrictions on transfer as determined appropriate by the Board and as necessary to comply with applicable securities law.

(e)

At the election of the Board, any Director Fee may be paid in the form of fully vested Shares as determined by reference to the Fair Market Value of the Shares as of the date such Director Fee would have otherwise been payable or as of such other date determined by the Board.

Section 9.   Effect of Termination of Service on Awards.   Except as otherwise provided herein, the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company prior to the exercise or settlement of such Award, subject to compliance with Section 409A of the Code.

Section 10. General Provisions Applicable to Awards.

(a)	Awards shall be granted for no cash consideration or for such cash consideration as may be required by applicable law.

(b)

Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. Any payments made on a deferred basis shall comply with the requirements of Section 409A of the Code.

(c)

Except as may be permitted by the Board or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or the laws of descent and distribution, or pursuant to Section 10(d), and (ii) each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(d)

A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the Beneficiary shall be the Participant's estate.

(e)

All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)	The Board may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants, as it deems appropriate in its sole discretion.

(g)

Subject to the provisions of the Plan and any Award Agreement, the recipient of any Full Value Award may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, Dividend Equivalents with respect to the number of Shares covered by the Full Value Award, as determined by the Board, in its sole discretion. The Board may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting conditions as the underlying Full Value Award.

Section 11. Amendments and Termination.

(a)

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant in any material respect under any outstanding Award denominated or to be settled in Shares, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)

The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary in any material respect under any Award denominated or to be settled in Shares theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.

(c)

Notwithstanding anything to the contrary herein, without the approval of shareholders, the Board shall not amend or replace previously granted Options in a transaction that constitutes a "repricing," which for this purpose means any of the following or any other action that has the same effect, provided, however, that the following transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 5(e) of the Plan:

	(i)	Lowering the exercise price of an Option after it is granted; and

	(ii)	Canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, restricted stock, other equity, cash or property.

(d)

Notwithstanding anything to the contrary herein, the Board may waive any conditions or rights under, amend any terms of, or suspend, discontinue or terminate any Award that is both denominated and payable in cash without the consent of any relevant Participant or holder or beneficiary of any such type of Award.

(e)	The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 12. Effect of Change in Control.

(a)

In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all outstanding Options shall become immediately exercisable with respect to 100 percent of the Shares subject to such Option, and all restrictions applicable to 100 percent of any outstanding shares of Restricted Stock, Restricted Stock Units and Stock Awards (including Dividend Equivalents)  shall immediately lapse (and any applicable vesting or deferral periods shall immediately expire) and, to the extent practicable, such acceleration of exercisability, lapse of restrictions and expiration of deferral periods (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to any Shares subject to outstanding Awards.

(b)

In addition, in the event of a Change in Control, the Board may in its discretion and upon at least 10 days' advance notice to the affected persons, (i)  cancel any outstanding  Options and pay to the holders thereof in cash the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the Change in Control event, and/or (ii) determine that any unexercised Options shall convert into Options of the acquiring company on an equitable basis with regard to the number of unexercised Options and the exercise price and, in such circumstance, that all other provisions shall remain unchanged, or, with respect to clauses (i) and (ii) above, take any other action it deems appropriate in its sole and absolute discretion.

(c)

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other business combination of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

Section 13. Miscellaneous.

(a)

No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(b)

Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)

The grant of an Award shall not be construed as giving a Participant the right to continue to provide Services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(d)

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(e)

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14.   Effective Date of the Plan.   The Plan shall be effective as of August 5, 2014, the date on which the Plan was adopted by the Board (the "Effective Date"), provided that the Plan is approved by the shareholders of the Company at an annual meeting, any special meeting or by written consent of shareholders of the Company, and such approval of shareholders shall be a condition to the right of each Participant to receive any Awards hereunder.

Section 15.   Term of the Plan.   This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board), and no Award shall be granted under the Plan after such tenth anniversary. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, however, extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 16.   Section 409A of the Code.   With respect to Awards subject to Section 409A of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder ("Section 409A"), the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Section 17. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

As adopted by the Board of Directors on August 5, 2014.